EXHIBIT 23.1




 INDEPENDENT AUDITORS' CONSENT


 We consent to the incorporation by reference in this Registration Statement of Jack Henry & Associates, Inc. on Form S-8 of our reports dated August 24, 2000 and April 20, 2001, appearing in the Annual Report on Form 10-K of Jack Henry & Associates, Inc. for the year ended June 30, 2000 and in the Annual Report on Form 11-K of the Jack Henry & Associates, Inc. 401(k) Employee Stock Ownership Plan for the year ended December 31, 2000, respectively.



 /s/ DELOITTE & TOUCHE LLP

 St. Louis, Missouri
 June 25, 2001